UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2011
DIGITILITI, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	—	26
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

266 EAST 7TH STREET, 4TH FLOOR SAINT PAUL, MINNESOTA	55101
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (651) 925-3200

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2011, Benno Sand resigned as a member of our board of directors in order to focus on other significant responsibilities. He confirmed that there were no disputes or disagreements with our management or other members of our board in connection with his decision to resign as a director. Mr. Sand was appointed to the board in 2009 and the Company would like acknowledge and thank Mr. Sand for the guidance he has provided the Company during this time.

Kent Lillemoe, age 52, was appointed to our board on August 24, 2011, by the unanimous vote of our board to fill a vacancy. Mr. Lillemoe has extensive senior level executive experience serving as Chief Financial Officer of MinuteClinic, Inc., a “retail healthcare” company integrating affordable healthcare solutions into consumer lifestyles from January 2006 through April 2009, serving as Chief Financial Officer and Corporate Secretary of Envoy Medical Corporation, a start-up medical technology company focused on developing a fully-implantable device for the hearing impaired from January 2003 through November 2005, and serving as Founder, Director and Chief Operating Officer of Avanti Optics Corporation, a start-up technology company focused on developing high-speed processes and equipment for manufacturing optical components from June 2000 through January 2003. Mr. Lillemoe currently serves on numerous corporate boards of directors, including Exos Medical Corporation, Mobi, LLC and Fargo Electronics. Mr. Lillemoe also serves as an Advisor to the Board of Directors for Vast Enterprises and Finnegans, Inc. Mr. Lillemoe holds an Executive Masters of Business Administration from Stanford University and a Masters of Business Administration in Finance from the University of Minnesota. Mr. Lillemoe graduated from the University of South Dakota with a Bachelors of Science degree in accounting and has a Certificate of Public Accountant (inactive status).

Our board has determined that Mr. Lillemoe is an independent director within the meaning of the rules of NASDAQ and our corporate governance guidelines, is an audit committee financial expert pursuant to the rules of the SEC and has accounting and related financial management expertise as required by NASDAQ rules. He will serve as a member of our audit committee. Mr. Lillemoe has not entered into any plan, contract or arrangement with us in connection with his election as a director. He will be entitled to our standard non-employee director compensation. Mr. Lillemoe will stand for election at our 2011 annual meeting of shareholders, along with all of our directors.

On August 29, 2011, we issued a press release announcing Mr. Sand’s departure and the appointment of Mr. Lillemoe. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated hereby reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

99.1    Press Release dated August 29, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DIGITILITI, INC.
Date: August 29, 2011
By: /s/ Jack B. Scheetz
Name: Jack B. Scheetz
Title: Interim President/Chief Executive Officer